UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2005

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

Executive Bonus Plan

On June 22, 2005, the Board of Directors of SPX Corporation (the “Company”) adopted the SPX Corporation 2005 Executive Bonus Plan (the “Bonus Plan”).  The key performance measures are operating profit margin and operating cash flow.  The bonus that may be awarded to each participant under the Bonus Plan is between 0% and 200% of the executive’s target bonus depending on how well the Company performs against preset goals for both operating profit margin and operating cash flow.

The executive’s target bonus is calculated by multiplying his/her base salary as of the end of the plan year by his/her target bonus percent.  A bonus matrix specifies the operating profit margin and operating cash flow goals that must be achieved for various bonus levels from zero to the maximum 200% level.  Subject to the 200% maximum level, the senior executive’s total potential bonus is determined by multiplying his/her target bonus by the factor specified in the bonus matrix that corresponds with the performance measures achieved for the 2005 Bonus Plan year.

80% of the total potential bonus is allocated to company performance, and is payable subject to the Bonus Plan’s terms and conditions.  The remaining 20% is allocated to individual performance, and the amount earned can range from zero to 20% of the total potential bonus.  The individual performance component can be earned only after achieving a bonus according to the business performance measures specified in the bonus matrix.  Individual performance is evaluated considering multiple factors, including appropriate consideration of each senior executive’s compliance with and advancement of the SPX Leadership Standards, Code of Business Conduct, and overall commitment to conducting all of the Company’s activities with the highest standards of ethics and integrity.

Bonuses are prorated for partial years worked.  Except in the case of death, retirement or disability, the senior executive must be actively employed by the Company on December 31, 2005 in order to be eligible for a bonus under the Bonus Plan.

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the text of the Bonus Plan, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Directors’ Compensation Plans

On June 22, 2005, the Board of Directors amended the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan (the “1997 Plan”) and the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan (the “2005 Plan”) to convert the EVA bonus bank balances of the non-employee directors under the 1997 Plan into shares of phantom equity under the 2005 Plan, based on the closing price of the Company’s common stock on June 22, 2005.  The phantom shares were granted on June 23, 2005 pursuant to the 2005 Plan.  The phantom shares will vest in three equal annual installments on the first, second, and third anniversaries of the grant date provided that the non-employee director is still a member of the Board on each of the vesting dates.  The vested portion of any phantom shares will be settled in cash.  The number of phantom shares granted to each non-employee director are as follows:  Mr. Campbell, 197 shares; Ms. Coffin, 197 shares; Mr. Fullwood, 178 shares; Mr. Johnson, 197 shares; and Mr. Williams, 197 shares.  The foregoing description of the amendments to the 1997 Plan and the 2005 Plan is qualified in its entirety by reference to the text of the amendments, which are attached as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	SPX Corporation 2005 Executive Bonus Plan

10.2	Amendment to the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan

10.3	Amendment to the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: June 28, 2005	By:	/s/ Ross B. Bricker
Ross B. Bricker
Senior Vice President, Secretary
and General Counsel

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	SPX Corporation 2005 Executive Bonus Plan

10.2	Amendment to the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan

10.3	Amendment to the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan

E-1